Exhibit 5.01
(Amended)

SIDLEY AUSTIN llp ONE SOUTH DEARBORN	BEIJING BRUSSELS	LOS ANGELES NEW YORK
CHICAGO, IL 60603	CHICAGO	SAN FRANCISCO
(312) 853 7000	DALLAS	SHANGHAI
(312) 853 7036 FAX	FRANKFURT	SINGAPORE
	GENEVA	SYDNEY
	HONG KONG	TOKYO
	LONDON	WASHINGTON, D.C.

FOUNDED 1866
November 5, 2008
Superfund Capital Management, Inc.
General Partner of
  Superfund Gold, L.P.
Otway Building
P.O. Box 1479
Grand Anse
St. Georges, Grenada
West Indies
          Re:     Superfund Gold, L.P. Units of Limited Partnership Interest
Dear Sirs:
          We refer to the Registration Statement on Form S-1 filed by Superfund Gold, L.P., a Delaware limited partnership (the “Partnership”), with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about June 12, 2008, as amended by Amendment No. 1 thereto filed with the SEC on or about November 5, 2008, and as may be further amended by each additional amendment thereto (the “Registration Statement”), relating to the registration of an offering of units of limited partnership interest of the Partnership (the “Units”).
          We are familiar with the proceedings to date with respect to the proposed issuance and sale of the Units and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.
          For purposes of rendering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies.
          Based on the foregoing, we are of the opinion that:
          1. The Partnership is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”).
          2. Assuming (i) the due authorization, execution and delivery to Superfund Capital Management, Inc. (the “General Partner”) or its delegate of a Subscription Agreement and Power of Attorney by each subscriber for Units determined by the General Partner to be admitted as a limited
Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

Superfund Capital Management Inc.
November 5, 2008

partner of the Partnership (collectively, the “Subscribers”), (ii) the due acceptance by the General Partner of a Subscription Agreement and Power of Attorney from each Subscriber and the due acceptance by the General Partner of the admission of each Subscriber as a limited partner of the Partnership, (iii) the payment by each Subscriber of the full consideration due from it for the Units subscribed to by it, (iv) that the books and records of the Partnership shall reflect all partners admitted in accordance with Section 17-301 of the Delaware Act, (v) that the Subscribers, as limited partners of the Partnership, do not participate in the control of the business of the Partnership, and (vi) that the Units are offered and sold as described in the Registration Statement and the Partnership’s Amended and Restated Limited Partnership Agreement, the Units to be issued to the Subscribers will represent valid limited partnership interests in the Partnership and, subject to the qualifications set forth herein, will be fully paid and nonassessable limited partnership interests in the Partnership, as to which the Subscribers as limited partners of the Partnership will have no liability in excess of their obligations to make contributions to the Partnership and their share of the Partnership’s assets and undistributed profits (subject to the obligation of a limited partner to repay any funds wrongfully distributed to it).
          This opinion is limited to the Securities Act and the Delaware Act, including applicable reported judicial decisions and provisions of the Delaware Constitution. We express no opinion as to the application of the securities or blue sky laws of the various states (including the State of Delaware) to the sale of the Units.
          We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and all references to our firm included in or made a part of the Registration Statement.
Very truly yours,
/s/ Sidley Austin LLP